Exhibit 99.1

Elite Express Holding Inc. Announces Pricing of $15.2 Million Initial Public Offering

Laguna Hills, California, August 20, 2025 – Elite Express Holding Inc. (ETS), a last-mile delivery service provider based in California, today announced the pricing of its initial public offering of 3,800,000 shares of Class A common stock at a public offering price of $4.00 per share, for gross proceeds of approximately $15.2 million, before deducting underwriting discounts and offering expenses. In addition, ETS has granted the underwriters a 45-day option to purchase up to an additional 570,000 shares of Class A common stock at the initial public offering price. All shares of Class A common stock are being offered by ETS.

The shares of Class A common stock are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “ETS” on August 21, 2025. The offering is expected to close on August 22, 2025, subject to the satisfaction of customary closing conditions.

Dominari Securities LLC is acting as the representative of the underwriters for the offering, with Revere Securities acting as co-underwriter for the offering. Pacific Century Securities, LLC is acting as the advisor to ETS.

A registration statement on Form S-1 (File No. 333-286965), as amended, was filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on August 20, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus may be obtained from the underwriter by contacting Dominari Securities LLC at 725 Fifth Avenue, 23rd Floor, New York, NY 10022, by calling (212) 393-4500 or (800) 299-7618, or by emailing info@dominarisecurities.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction where such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Elite Express Holding Inc.

ETS is a Delaware holding company that conducts its operations through its wholly owned subsidiary, JAR Transportation Inc., based in California. ETS provides last-mile delivery services, primarily focused on transporting packages from distribution centers to end customers within defined service areas. Leveraging logistics software to support route planning, driver oversight, and regulatory compliance, ETS is committed to enhancing operational efficiency and service reliability through the use of technology-driven solutions.

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600

Laguna Hills, CA 92653

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the anticipated timing of the offering. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These statements relate to future events, including, but not limited to, statements relating to the expected closing date of the offering and expected gross proceeds from the offering. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ include risks related to our ability to satisfy the closing conditions related to the offering, general market and economic conditions, and those other risks as are detailed in ETS’ filings with the SEC, including the registration statement on Form S-1 under the section “Risk Factors.” ETS undertakes no obligation to update forward-looking statements except as required by law.

For more information, please contact:

Elite Express Holding Inc.

(949) 758-0650

ir@eliteexpressholding.com

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA 92653

Elite Express Holding Inc.

23046 Avenida de la Carlota, Suite #600

Laguna Hills, CA 92653